Galena Biopharma Announces Release of Special Committee Report and Hosting of a Conference Call to Provide a Corporate Update
Portland, OR – September 25, 2014 – Galena Biopharma, Inc. (Nasdaq:GALE) today announced the release of a report prepared by the former Special Committee of Galena’s Board of Directors regarding the Company’s 2012-2014 market visibility campaigns and the sale of shares by insiders in the first quarter of 2014. The Executive Summary of the Report and brief biographies of the Special Committee members and their lead counsel are included below. Allegations addressed by the report are contained in certain previously-disclosed derivative and class action complaints and are also the subject of a previously-disclosed SEC investigation. The Special Committee’s report and exhibits are now available on the Company’s website under the Investors section/Corporate Governance and can be found here. The Company will host a conference call today and the details can be found below.
As disclosed in Galena’s Form 10-Q filed with the SEC on August 11, 2014, the Galena Board recently appointed Irving M. Einhorn as a special litigation committee (SLC). The SLC was formed as a result of new allegations and claims in the derivative litigation that have previously been disclosed, but were not investigated by the former Special Committee. The SLC is authorized to investigate all allegations and issues raised in the derivative litigation and to prepare such reports, arrive at such decisions, and take such other actions in connection with that litigation as the SLC deems appropriate and in the best interests of the Company and its stockholders. The SLC also has the full authority over the use and disclosure of the work of the former Special Committee, including its written report. The SLC has retained its own independent legal advisors at Young Conaway Stargatt & Taylor, LLP to assist in the SLC’s investigation. On September 17, 2014, the SLC released the report to the Company and directed that the Company make the report and its exhibits publicly available based on its determination that it is in the Company’s best interests to do so.
“On behalf of the Company, I appreciate the time and effort of the Special Committee in conducting an independent review of these events,” stated Mark W. Schwartz, Ph.D., President and Chief Executive Officer of Galena. “In order to protect the integrity and the independence of the SLC’s investigation, which includes matters addressed in the Special Committee’s report, the Company will not be commenting on the report. I fully respect the Special Litigation Committee’s desire to make the report publicly available, and we have done so on our website. The release of this information is an important step for the Company as we look to increase our transparency and move forward to focus on the progress of our commercial products and clinical development programs.”

The Special Committee report also set forth certain recommendations for improving the Company’s governance with respect to the matters reviewed. While recognizing that additional recommendations may be proposed, the Company has accepted all of the Special Committee’s recommendations and independently implemented additional controls and business processes related to these events. As part of its own independent investigation, the SLC is continuing to review and evaluate the former Special Committee’s report and the underlying work performed by the Special Committee. Until the SLC's own investigation is complete, the SLC does not take any position or express any opinion as to the Special Committee’s report.
Galena will host a conference call today at 2:00 p.m. P.T./5:00 p.m. E.T. to discuss the Company’s responses to the recommendations and provide an update on Abstral® (fentanyl) sublingual tablets and the status of NeuVax™ (nelipepimut-S) enrollment. The call can be accessed by dialing (844) 825-4413 toll-free in the U.S., or (973) 638-3403 for participants outside the U.S. The Conference ID number is: 9823668. The conference call will also be webcast live and available under the Investors section/Events and Presentations on the Company's website here. The archived webcast replay will be available on the Company's website for 30 days.
This is the Executive Summary from the Special Committee’s Report (footnotes omitted):
On February 12, 2014, Adam Feuerstein, staff writer for the website TheStreet, published an article reporting that the website Seeking Alpha had removed two articles touting Galena Biopharma, Inc. (the "Company" or "Galena") from its website because the articles were written by the same person using different aliases. Mr. Feuerstein made a similar report a year earlier, writing that Seeking Alpha removed five articles touting the Company from its website because the articles were written by a single individual using three pseudonyms. Mr. Feuerstein, however, claimed that this time there was evidence linking the articles to an investor relations firm the Company had retained known as the Dream Team Group ("DTG").
Mr. Feuerstein reported that DTG had disclosed that the Company had paid it $50,000 in July of 2013 for 240 days of "advertising, branding, marketing, investors relations, and social media services" on its website. Based on a document obtained by TheStreet titled "Galena Biopharma Case Study: Investor Awareness Campaign," he concluded that DTG wrote several favorable articles about the Galena under the guise of individual investors. Mr. Feuerstein emphasized that none of the articles disclosed a financial relationship between DTG and the Company. Mr. Feuerstein conceded, however, that Seeking Alpha never determined if DTG paid the bloggers allegedly using multiple aliases. He ultimately concluded that the articles allegedly written at the direction of DTG must have been the cause for the dramatic increase in value of the Galena's stock over the previous eight months.
Shortly thereafter, Richard Pearson, a frequent blogger, published an article on Seeking Alpha claiming that he had been approached by DTG to write paid promotional articles about two of its clients, including the Company. According to Mr. Pearson's account, Tom Meyer, his contact at DTG, offered to pay him $300 per article written about the Company. Mr. Pearson wrote that he soon discovered that Mr. Meyer, who claimed to write paid promotional articles about the Company himself, used a slew of aliases when writing about the Company. These aliases included Christine Andrews, John Rivers, James Ratz, James Johnson, Ted Meyer, Wonderful Wizard, Equity Options Guru, Kingmaker , and Expected Growth. Mr. Pearson further wrote that, through Mr. Meyer, he met John Mylant, another of DTG's alleged paid promotional bloggers.
As his article read, in order to investigate the extent of management's involvement in the "paid promotion scheme," Mr. Pearson began submitting "dummy articles" regarding Galena and another company to DTG. His payments, he claimed, were conditioned on two prerequisites: the Company "signing off ' and "editing" the articles and his ability to keep the payments a secret. According to Mr. Pearson, he played along in his self-described undercover role and submitted at least two separate articles to DTG. One company, Mr. Pearson wrote, heavily edited his article while, in contrast, the article he submitted about Galena to DTG was allegedly cancelled by Galena before publication. Mr. Pearson attributed the cancellation to the publication of the Feuerstein article and the subsequent public scrutiny that followed. In the end, Mr. Pearson concluded that the articles allegedly written at the direction of DTG, such as those written by Mr. Meyer and Mr. Mylant, had an "enormous effect" on the companies' stock prices. Since the publication of Mr. Pearson's article, he has come under criticism for shorting the other

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company's stock before publishing his scathing article and for denying that he previously published articles touting Galena. It has since been discovered that he touted the Company in a January 27, 2014 article.
The publication of the Feuerstein and Pearson articles, along with the public disclosure that officers and directors of the Company had sold a large number of shares of the Company's stock just before the publications, led to a cascade of derivative and class actions tying the events to an alleged "pump and dump" scheme by insiders. In response to the articles and complaints, the Board of Directors of the Company (the "Board") formed a Special Committee charged with determining the merits of the articles and complaints. The Special Committee thereafter retained Locke Lord LLP as counsel and began an investigation.
This report memorializes the findings of the Special Committee's investigation, which included the interviews of numerous employees, officers, and directors and the review of over 140,000 pages of documents. Although the Special Committee lacked subpoena power, we believe that we obtained sufficient information to make the following findings of fact:

(1)	We found no evidence that the Company was aware that DTG paid bloggers to write favorable articles about the Company or its products;

(2)	We found no evidence that the Company was aware that certain bloggers used multiple aliases when writing about the Company;

(3)
We found no evidence that the Company hired DTG with the specific intent to increase the price of the Company's stock, although DTG apparently used the Company's stock price as a measure of its effectiveness;

(4)	We found no evidence that articles allegedly written at the direction of DTG contained false or misleading statements of material fact;

(5)	We found no substantial evidence that the articles allegedly written at the direction of DTG had a material effect on the price of the Company's stock;

(6)	We found no evidence that, with the exception of Mark Ahn, insiders had knowledge of DTG 's activities before trading in the Company 's stock;

(7)	We found no evidence that officers and directors had material nonpublic information before trading in the Company's stock; and

(8)	We found no evidence that the trades by officers and directors in the first quarter of 2014 violated Company policy.
Based on these findings of fact, we conclude that there is no credible basis for finding that the Company or insiders violated applicable law as alleged in the class and derivative actions or that insiders breached their fiduciary duties to the Company under any jurisdictional standard. Moreover, we do not recommend that the Company pursue claims against any person or entity as a result of the findings of this investigation.

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During our investigation, we discovered that another of the Company's investor relations firms, Lidingo Holdings LLC ("Lidingo"), might have engaged in improper conduct relative to the payment of bloggers for promotional articles written about the Company. As a result, the scope of our investigation expanded to include an analysis of whether the Company's retention and management of Lidingo violated any law or Company policy. In connection with that analysis, we have made the following findings of fact:

(9)	We found evidence that Lidingo paid bloggers to write promotional articles about the Company and that the Company was aware of this fact;

(10)	We found evidence that Lidingo intended and claimed to have raised the Company's stock price through its efforts;

(11)	We found that Mark Ahn granted stock options to Lidingo as part of its compensation for its services without Board approval, which is contrary to Company policy;

(12)	We found no evidence that articles allegedly written at the direction of Lidingo had a material effect on the stock price; and

(13)	We found no evidence that, with the exception of Mark Ahn, the selling directors had knowledge of Lidingo 's activities before trading in the Company 's stock.
Based on these findings of fact, we conclude that it is possible that Lidingo violated Section 17(b) of the Securities Act of 1933. Section 17(b) provides:
It shall be unlawful for any person, by the use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails, to publish, give publicity to, or circulate any notice, circular, advertisement, newspaper, article, letter, investment service, or communication which, though not purporting to offer a security for sale, describes such security for a consideration received or to be received, directly or indirectly, from an issuer, underwriter, or dealer, without fully disclosing the receipt, whether past or prospective, of such consideration and the amount thereof.
In 1998, the Director of the Securities and Exchange Commission's ("SEC") Division of Enforcement explained that Section 17(b) makes it unlawful for a person to publicize a security for payment unless the nature, amount, and source of the compensation is disclosed. The Director, however, stated that "[t]here is nothing illegal about companies paying fees to touters. The law requires the touters to disclose… The laws do not cover the companies themselves who make payments. " Accordingly, we believe that the Company has limited, if any, exposure to liability under Section 17(b).
Although it was not our charge to determine whether insiders breached their fiduciary duties to the Company in connection with their involvement, if any, in the retention or management of Lidingo, we conclude that our findings of fact negate a finding that any officer or director breached their fiduciary duty to the Company in this regard with the possible exception of Mark Ahn. The grant of stock options by Mr. Ahn to Lidingo was unauthorized, but even if this unauthorized act were to rise to the level of a breach of fiduciary duty, we conclude that the Company suffered no appreciable harm from the grant. Indeed, the Company received monies when Lidingo exercised certain of its options and Mr. Ahn made the grant of options in return for services he believed would benefit the Company, facts that militate against a finding that he breached his fiduciary duty to the Company. Thus, while the Company should

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take remedial measures to prevent a reoccurrence of a similar event, we do not recommend pursing a claim against Mr. Ahn.
Brief Biographies of the Investigative Team
The former Special Committee was comprised of Irving M. Einhorn and William L. Ashton and was represented by Michael F. Perlis from the law firm Locke Lord LLP as counsel.  Mr. Einhorn is a former Regional Administrator of the SEC’s Los Angeles office where he oversaw the enforcement of regulatory responsibilities in Arizona, Nevada, Hawaii, and California. Mr. Ashton is a senior executive with more than twenty-eight years of experience in biotechnology and pharmaceutical leadership and management. Most recently, at Amgen, he served as Vice President of Corporate and Government Affairs and Vice President of Sales. Mr. Perlis is a Partner at Locke Lord, LLP and a former assistant director of the SEC’s Division of Enforcement, where he investigated and prosecuted a wide range of cases.

About Galena Biopharma
Galena Biopharma, Inc. (NASDAQ: GALE) is a biopharmaceutical company developing and commercializing innovative, targeted oncology therapeutics that address major medical needs across the full spectrum of cancer care.  Galena’s development portfolio ranges from mid- to late-stage clinical assets, including a robust immunotherapy program led by NeuVax™ (nelipepimut-S) currently in an international, Phase 3 clinical trial. The Company’s commercial drugs include Abstral® (fentanyl) Sublingual Tablets and Zuplenz® (ondansetron) Oral Soluble Film. Collectively, Galena’s clinical and commercial strategy focuses on identifying and advancing therapeutic opportunities to improve cancer care, from direct treatment of the disease to the reduction of its debilitating side-effects.  For more information, visit www.galenabiopharma.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing and possible findings of the ongoing SLC investigation and the implications of the SLC’s investigation. There is no assurance as to when the SLC’s investigation may be concluded, or whether the SLC’s findings and conclusions will be consistent with those contained in the Special Committee’s report. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including that private litigation and regulatory proceedings are inherently uncertain and there is no assurance as to the outcome of the matters described in this press release, and the other risks and uncertainties described in the Risk Factors sections of Galena’s most recent Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q filed with the SEC. As a result, actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.
Contact:Remy Bernarda
VP, Marketing & Communications
(503) 405-8258
rbernarda@galenabiopharma.com

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